SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 11, 2003
(Date of earliest event reported)

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SUMMIT BROKERAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Florida (State or other jurisdiction of incorporation or organization)	0-29337 (Commission File Number)	59-3202578 (IRS Employer Identification No.)

25 Fifth Avenue
Indialantic, Florida 32903
(Address of principal executive offices, zip code)

(321) 724-2303
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On April 11, 2003, Summit Brokerage Services, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) and a supplemental letter thereto (the “Letter”) with Antares Capital Fund III Limited Partnership, a Delaware limited partnership (“Antares”), pursuant to which Antares purchased on such date from the Company 4,000,000 shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), for a total purchase price of $1,000,000 (or $.25 per share). Copies of the Purchase Agreement and the Letter are filed as Exhibits 10.1 and 10.2, respectively, hereto. The shares of Common Stock purchased by Antares pursuant to the Purchase Agreement (the “Shares”) were offered and sold by the Company pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

     Under the terms of the Purchase Agreement, during the period of time in which Antares owns, directly or indirectly (through any of its partners, or any affiliates of Antares or any of its partners), at least 2,000,000 of the 4,000,000 Shares (or the equivalent thereof after giving effect to any splits, mergers, stock dividends, recapitalizations, and similar transactions) (the “Applicable Period), Antares has certain rights pertaining to corporate governance matters relating to the composition of the Company’s board of directors and certain of its committees and to transactions involving Mr. Marshall T. Leeds, the Company’s Chairman and Chief Executive Officer (“Mr. Leeds”), and/or certain of his affiliated parties. During the Applicable Period, Antares has the right to designate a member to serve on the Company’s board of directors and to have that director also serve on the Company’s compensation and audit committees, the membership of which committees the Company also agreed to restrict to independent directors and at least two thereof. Pursuant to the terms of the Letter, however, the foregoing corporate governance rights of Antares terminate upon the consummation of a change of control of the Company, all as more particularly defined and described in the Letter.

     In addition the Company agreed in the Purchase Agreement that, during the Applicable Period, it will not enter into a related party transaction with Mr. Leeds or with certain of his affiliates without the consent of a majority of the Company’s independent directors, and to not modify Mr. Leeds’ employment agreement with the Company without the consent of a majority of the compensation committee of the Company’s board of directors. However, as provided in the Letter, with respect to modifications of Mr. Leeds’ salary and bonus compensation that are in excess of specified threshold amounts, such modifications require the unanimous consent of (i) all independent directors comprising all of the compensation committee members and (ii) Antares, but only until such time as an Antares’ designee is placed on the Company’s board of directors and the compensation committee thereof. Pursuant to the terms of the Letter, however, the foregoing limitations on the Company with respect to related party transactions and modifications to Mr. Leeds’ employment agreement and salary and bonus compensation all terminate upon the consummation of a change of control of the Company, all as more particularly defined and described in the Letter. In addition, the Company agreed in the Purchase Agreement to amend Mr. Leeds’ employment agreement to provide that Mr. Leeds will not compete against the Company during the one year period after termination of his employment with the Company, which one year period will not apply if his employment with the Company is terminated without cause and he does not accept severance.

     The Purchase Agreement also provides that, during the Applicable Period, until such time as Antares chooses to designate a nominee to serve on the Company’s board of directors, Antares shall have certain observation rights in connection with board meetings (including committees thereof) and the Company’s operations, all as set forth in the Purchase Agreement. Further, the Company agreed that, during the Applicable Period, it will not issue securities to Mr. Leeds or certain of his affiliated parties at a price below $.25 per share (or the equivalent thereof after giving effect to any splits, mergers, stock dividends, recapitalizations and similar transactions), except in the following circumstances, but subject to the approval of a majority of the Company’s independent directors: (A) Common Stock or equivalents such as options and/or warrants, but in no event preferred stock, as compensation for services in lieu of cash, but only to the extent that such issuances are at a price that is equal to or in excess of the per share market price of the Common Stock, as determined pursuant to a formula specified in the Purchase Agreement, and all such issuances together do not exceed 5% of the then outstanding shares of Common Stock, or (B) in connection with the purchase of Common Stock or equivalents (but in no event preferred stock) by Mr. Leeds and certain of his affiliates (excluding exercise by Mr. Leeds of his currently outstanding options), the proceeds of which are necessary for the Company’s continued operations, the completion of a merger or an acquisition, or such other appropriate business purpose as is approved by at least a majority of the board of directors (a “Corporate Event”). During the Applicable Period, in the event Mr. Leeds or certain of his affiliates acquire such securities in connection with a Corporate Event, Antares has the right to participate in such financing on a pro rata basis pursuant to a formula specified in the Purchase Agreement. Pursuant to the terms of the Letter, however, the foregoing observation rights of Antares and the limitations on issuances of securities by the Company to Mr. Leeds and certain of his affiliates all terminate upon the consummation of a change of control of the Company, all as more particularly defined and described in the Letter.

     As part of a Co-Sale and Voting Rights Agreement (the “Co-Sale Agreement”), dated as of April 11, 2003, entered into between Antares and Mr. Leeds (a copy of which is attached as Exhibit 10.4 hereto) as a condition to Antares’ consummation of its obligations under the Purchase Agreement, Mr. Leeds granted Antares certain co-sale rights in the event of a sale or other transfer of Common Stock by Mr. Leeds and/or certain of his affiliates made during the Applicable Period, all as more particularly described in the Co-Sale Agreement.

     Pursuant to the Co-Sale Agreement, Mr. Leeds also agreed to vote (during the Applicable Period) all shares he (including certain of his affiliates) beneficially owns in favor of the nomination and election of Antares’s designee for membership on the Company’s board of directors (an “Antares Director”) and, to the extent a shareholder vote is required, the appointment of such Antares Director to the compensation and audit committees of the board of directors of the Company, the maintenance of at least two independent directors on the board of directors of the Company, and a requirement that the membership of each of the audit and compensation committees thereof be limited exclusively to independent directors and at least two thereof. He also agreed to the board approval and other requirements and limitations described in the preceding paragraphs. Pursuant to the terms of the Letter, however, with the exception of the co-sale rights that Mr. Leeds granted to Antares (as described above), the foregoing agreements of Mr. Leeds all terminate upon the consummation of a change of control of the Company, all as more particularly defined and described in the Letter.

     In the Letter, Antares also acknowledged certain compensatory arrangements between the Company and one of its executive officers, the intent of the Company to reorganize into a holding company structure and the termination of the foregoing corporate governance provisions upon the consummation of a change of control after such reorganization, and the possibility of certain changes to management (other than Mr. Leeds). Pursuant to the Letter, Antares also agreed to vote in favor of a possible reorganization of the Company into a holding company structure, to the extent a plan for such reorganization adhering to the description thereof set forth in the Letter is submitted for approval to the Company’s shareholders and so long as Mr. Leeds also votes in favor of such reorganization.

     The Company also granted to Antares certain registration rights with respect to the Shares, as set forth in a Registration Rights Agreement, dated as of April 11, 2003, between the Company and Antares (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is filed as Exhibit 10.3 hereto. Under the Registration Rights Agreement, Antares was granted certain piggyback registration rights with respect to any registration (other than one on Form S-4 or Form S-8) under the Securities Act that the Company effectuates on or prior to the date that the registrable stock under the Registration Rights Agreement no longer qualify as such under the provisions of the Registration Rights Agreement. In addition, the Company agreed to use its reasonable best efforts to cause to be filed and declared effective prior to January 1, 2004 and thereafter to maintain effective on a continuous basis for a period of time specified in the Registration Rights Agreement (subject, however, to certain requirements of the securities laws with respect to the Company’s obligations to file supplements and post-effective amendments to such registration statement), a registration statement under Rule 415 of the Securities Act under which Antares, along with certain other holders of the Common Stock that have registration rights, will be able to sell its or their shares of Common Stock, as applicable. Under the Registration Rights Agreement, Antares is subject to lock-up provisions whereby it may not sell or otherwise transfer any of the Shares until the following dates: (i) with respect to 50% of such Shares, prior to the earlier of the date that is six months from the effective date of a registration statement covering the Shares and January 1, 2004, and (ii) with respect to all other of such Shares, prior to the earlier of the date that is 12 months from the effective date of such registration statement and July 1, 2004. To the extent that certain of the registration rights and lock-up provisions of the Registration Rights Agreement vary from the similar provisions of registration rights agreements entered into between the Company and investors in the Company’s private placement offering that closed in March 2003, certain additional benefits to Antares as a result of such variance shall also be given to the private placement investors.

     In connection with the closing of the transactions described above, the Company also filed with the Florida Department of State on April 9, 2003 an Amendment to its Amended and Restated Articles of Incorporation (the “Amendment”) wherein it deleted all references therein to Series B 8% Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), un-designated all 2,500,000 shares of Series B Preferred Stock, and reverted all such shares back to the pool of authorized but unissued shares of blank check preferred stock. Therefore, such shares are available for future designation by the Company’s board of directors as another series of preferred stock. A copy of the Amendment is filed as Exhibit 3.1 hereto.

     Summarizations of the terms of the various agreements described above are not intended to be comprehensive and are qualified in their entirety by reference to the agreements which are set forth as exhibits to this Current Report.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation filed on April 9, 2003 with the Florida Department of State*

10.1	Stock Purchase Agreement between the Company and Antares Capital Fund III Limited Partnership, dated April 11, 2003 (w/o Exhibits)*

10.2	Supplemental Letter between the Company, Marshall T. Leeds and Antares Capital Fund III Limited Partnership, dated April 11, 2003*

10.3	Registration Rights Agreement between the Company and Antares Capital Fund III Limited Partnership, dated April 11, 2003*

10.4	Co-Sale and Voting Rights Agreement between Antares Capital Fund III Limited Partnership and Marshall T. Leeds, dated April 11, 2003*

*	Filed herewith

Signature Page

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT BROKERAGE SERVICES, INC.

Date: April 17, 2003	By: /s/ Steven C. Jacobs

Steven C. Jacobs Executive Vice President

EXHIBIT INDEX

     The following is a list of Exhibits included as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.1	Amendment to Amended and Restated Articles of Incorporation filed on April 9, 2003 with the Florida Department of State

10.1	Stock Purchase Agreement between the Company and Antares Capital Fund III Limited Partnership, dated April 11, 2003 (w/o Exhibits)

10.2	Supplemental Letter between the Company, Marshall T. Leeds and Antares Capital Fund III Limited Partnership, dated April 11, 2003

10.3	Registration Rights Agreement between the Company and Antares Capital Fund III Limited Partnership, dated April 11, 2003

10.4	Co-Sale and Voting Rights Agreement between Antares Capital Fund III Limited Partnership and Marshall T. Leeds, dated April 11, 2003